Exhibit 99.1

Investor Contact:

George Gresham

Chief Financial Officer

(866) 979-1996

investor@netspend.com

Media Contact:

Brad Russell

Corporate Communications

(512) 539-5932

brussell@netspend.com

NetSpend Holdings, Inc. Reports Third Quarter 2010 Results

Austin, TX — November 10, 2010 — NetSpend Holdings, Inc. (“NetSpend”) (NASDAQ:NTSP) today announced financial results for the quarter ended September 30, 2010.

Q3 2010 Highlights:

•      Revenues up 22% to $68.2 million in Q3 2010 as compared to $56.0 million in Q3 2009

•      Net income up 78% to $6.4 million in Q3 2010 as compared to $3.6 million in Q3 2009

•      Fully Diluted Earnings Per Share up 75% in Q3 2010 to $0.07 as compared to Q3 2009 earnings per share of $0.04

•      Adjusted EBITDA(1) up 51% in Q3 2010 of $16.0 million as compared to $10.6 in Q3 2009

•      Adjusted Net Income(1) up 73% in Q3 2010 of $8.3 million as compared to $4.8 million in Q3 2009

Key Business Metrics for the Quarter Ended September 30, 2010:

•      Number of active cards of 2.1 million as of September 30, 2010 as compared to 1.7 million active cards as of September 30, 2009

•      Percentage of active cards with direct deposit of 31.7% as of September 30, 2010 as compared to 25.9% as of September 30, 2009

•      Gross Dollar Volume (GDV) of $2.4 billion during Q3 2010 as compared to $1.8 billion during Q3 2009

Refer to our Quarterly Report on Form 10-Q for a description of these key business metrics.

“We’re very pleased to be announcing strong business results in our first quarter as a publicly-traded company,” said Dan Henry, chief executive officer at NetSpend.  “These results are a product of the focus, discipline and dedication that all of my teammates have in serving the underbanked population in this country.”

(1)  Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the consolidated statements of cash flows.  Additional information about the Company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Measures.”

Fiscal Third Quarter 2010 Results

Revenues were $68.2 million for the quarter ended September 30, 2010, an increase of 21.9% over the $56.0 million of revenues recorded in the same quarter of 2009. This increase was due primarily to the increase in the average number of active cards of approximately 24.6%, offset in part by the decline in gift card related revenue due to our decision in 2008 to cease marketing gift cards.

Net income was $6.4 million, an increase of 78% over net income of $3.6 million for the quarter ended September 30, 2009. Our net income for the quarter ended September 30, 2010 includes an aggregate amount of $7.4 million of net interest expense, income tax expense, and depreciation and amortization.  Our net income for the quarter ended September 30, 2010 also includes approximately $1.4 million in stock-based compensation expense and approximately $0.7 million of debt extinguishment costs.  The debt extinguishment costs were incurred in conjunction with repaying the outstanding balances under our prior credit facility with borrowings under our new credit facility that was closed in September 2010. For the quarter ended September 30, 2009, the comparable amount of net interest expense, income tax expense, and depreciation and amortization was $5.9 million, and we incurred approximately $1.1 million in stock-based compensation.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its third quarter 2010 results today at 8:00 a.m. ET. The conference call can be accessed live over the phone by dialing (877) 853-5634 or for international callers (707) 287-9375. A replay will be available two hours after the call and can be accessed by dialing (800) 642-1687 or (706) 645-9291 for international callers; the conference ID is 22354505. The call will be webcast live from NetSpend’s website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.  We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in our business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in our filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q, which are available on NetSpend’s website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 10, 2010, and we assume no obligation to update this information as a result of future events or developments.

About NetSpend

NetSpend Holdings, Inc., based in Austin, Texas, is a leading provider of general-purpose reloadable prepaid debit cards to underbanked consumers in the United States. NetSpend is one of the largest dedicated providers of GPR cards in the U.S., focused on providing the estimated 60 million underbanked U.S. consumers with innovative and affordable financial products. More information about the company can be found at http://www.netspend.com.

NetSpend Holdings, Inc.

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2009 and 2010

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
	(in thousands, except per-share data)

Operating Revenues	$55,962	$68,208	$165,598	$205,175

Operating Expenses
Direct operating costs	25,754	32,364	77,580	95,381
Salaries, benefits and other personnel expenses	11,862	13,149	35,419	39,732
Advertising, marketing and promotion costs	3,617	3,369	9,790	10,738
Other general and administrative costs	5,234	4,777	17,209	13,865
Depreciation and amortization	2,537	3,223	7,681	9,298
Settlement (gains) and other losses	—	—	(10,229)	4,300
Total operating expenses	49,004	56,882	137,450	173,314
Operating income	6,958	11,326	28,148	31,861

Other Income (Expense)
Interest income	4	20	31	66
Interest expense	(1,312)	(926)	(4,065)	(2,983)
Loss on extinguishment of debt	—	(734)	—	(734)
Total other expense	(1,308)	(1,640)	(4,034)	(3,651)
Income before income taxes	5,650	9,686	24,114	28,210
Provision for income taxes	2,070	3,306	9,456	10,766
Net income	$3,580	$6,380	$14,658	$17,444

Shares used in the computation of earnings per share for class A and class B common stock:
Basic	85,538	84,485	85,665	84,709
Diluted	86,573	88,726	86,749	87,053

Net income per share for class A and class B common stock:
Basic	$0.04	$0.07	$0.17	$0.20
Diluted	$0.04	$0.07	$0.17	$0.20

NetSpend Holdings, Inc.

Condensed Consolidated Balance Sheets

As of December 31, 2009 and September 30, 2010

	December 31,	September 30,
	2009	2010
		(Unaudited)
	(in thousands, except share and per-share data)

Assets
Current assets
Cash and cash equivalents	$21,154	$27,077
Accounts receivable, net of allowance for doubtful accounts of $50 and $93 as of December 31, 2009 and September 30, 2010, respectively	4,513	5,601
Prepaid card supply	1,783	1,471
Prepaid expenses	2,357	2,388
Other current assets	1,845	2,824
Income tax receivable	2,375	—
Deferred tax assets	2,872	5,121
Total current assets	36,899	44,482

Property and equipment, net	24,441	22,589
Goodwill	128,567	128,567
Intangible assets	28,981	26,616
Long-term investment	—	4,800
Other assets	3,397	4,420
Total assets	$222,285	$231,474

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable	$3,444	$2,264
Income tax payable	—	107
Accrued expenses	21,531	26,332
Cardholders’ reserve	1,620	2,813
Deferred revenue	2,158	1,274
Long-term debt, current portion	21,513	1,676
Total current liabilities	50,266	34,466

Long-term debt, net of current portion	51,979	58,500
Deferred tax liabilities	10,318	11,159
Other non-current liabilities	370	405
Total liabilities	112,933	104,530

Stockholders’ equity
Class A common stock, $0.001 par value; 150,000,000 shares authorized; outstanding: (as of December 31, 2009 - 77,198,193 issued less 1,870,000 held in treasury and as of September 30, 2010 - 77,444,353 issued less 3,370,000 held in treasury)	77	77
Class B common stock, $0.001 par value; 15,000,000 shares authorized; outstanding: (as of December 31, 2009 - 10,244,609 shares and as of September 30, 2010 - 10,459,659 shares)	10	11
Treasury stock at cost	(5,704)	(11,374)
Additional paid-in capital	119,484	124,463
Accumulated other comprehensive income	—	1,014
Retained earnings (accumulated deficit)	(4,515)	12,753
Total stockholders’ equity	109,352	126,944

Total liabilities & stockholders’ equity	$222,285	$231,474

NetSpend Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2009 and 2010

(Unaudited)

	September 30,	September 30,
	2009	2010
	(in thousands)

Cash flows from operating activities
Net income	$14,658	$17,444
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,681	9,298
Amortization of debt issuance costs	336	343
Loss on extinguishment of debt	—	734
Gain on settlement	(1,192)	—
Stock-based compensation	3,407	4,414
Tax benefit associated with stock options	(18)	(46)
Provision for cardholder losses	3,626	5,931
Deferred income taxes	244	(1,984)
Changes in operating assets and liabilities
Accounts receivable	2,024	(1,088)
Income tax receivable or payable	2,980	2,528
Prepaid card supply	329	312
Prepaid expenses	(1,190)	(31)
Other current assets	(1,087)	(979)
Other long-term assets	(1,876)	(638)
Accounts payable and accrued expenses	(333)	3,621
Cardholders’ reserve	(3,598)	(4,738)
Other liabilities	538	(849)
Net cash provided by operating activities	26,529	34,272

Cash flows from investing activities
Purchase of property and equipment	(10,501)	(5,081)
Long-term investment	—	(3,210)
Net cash used in investing activities	(10,501)	(8,291)

Cash flows from financing activities
Dividends paid	(5,000)	—
Dividend equivalents paid	(213)	(176)
Proceeds from the exercise of stock options	113	494
Proceeds from the exercise of stock warrants	—	26
Tax benefit associated with stock options	18	46
Proceeds drawn from revolving credit facility	—	58,500
Issuance cost of long-term debt	(361)	(1,462)
Principal payments on debt	(17,025)	(71,816)
Treasury stock purchase	(219)	(5,670)
Net cash used in financing activities	(22,687)	(20,058)

Net change in cash and cash equivalents	(6,659)	5,923

Cash and cash equivalents at beginning of period	21,490	21,154
Cash and cash equivalents at end of period	$14,831	$27,077

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,825	$2,699
Cash paid for income taxes	6,567	10,666
Capital lease entered into for the purchase of software	3,383	—

NetSpend Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income

For the Three and Nine Months Ended September 30, 2009 and 2010

(Unaudited)

	Three Months Ended		Nine Months Ended
	2009	2010	2009	2010

Net income	$3,580	$6,380	$14,658	$17,444

Interest income	(4)	(20)	(31)	(66)
Interest expense	1,312	926	4,065	2,983
Income tax expense	2,070	3,306	9,456	10,766
Depreciation and amortization	2,537	3,223	7,681	9,298
EBITDA	9,495	13,815	35,829	40,425

Stock-based compensation expense	1,070	1,404	3,407	4,414
Settlement (gains) and other losses	—	—	(10,229)	4,300
Loss on extinguishment of debt	—	734	—	734
Adjusted EBITDA (1)(3)	$10,565	$15,953	$29,007	$49,873

NetSpend Holdings, Inc.

Reconciliation of Adjusted Net Income to Net Income

For the Three and Nine Months Ended September 30, 2009 and 2010

(Unaudited)

	Three Months Ended		Nine Months Ended
	2009	2010	2009	2010
Net income	$3,580	$6,380	$14,658	$17,444

Stock-based compensation expense	1,070	1,404	3,407	4,414
Amortization	786	788	2,730	2,364
Settlement (gains) and other losses	—	—	(10,229)	4,300
Loss on extinguishment of debt	—	734	—	734
Total pre-tax adjustments	1,856	2,926	(4,092)	11,812

Tax rate	36.6%	34.1%	39.2%	38.2%
Tax adjustment	679	998	(1,604)	4,512

Adjusted net income (2)(3)	$4,757	$8,308	$12,170	$24,744

Shares used in the computation of adjusted net income per share for class A and class B common stock:
Basic	85,538	84,485	85,665	84,709
Diluted	86,573	88,726	86,749	87,053

Adjusted net income per share for class A and class B common stock:
Basic	$0.06	$0.10	$0.14	$0.29
Diluted	$0.05	$0.09	$0.14	$0.28

(1)                                  We use a non-GAAP financial metric that we label “Adjusted EBITDA” to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and other non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

•                  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains and losses on the early extinguishment of long-term debt;

•                  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results;

•                  It functions as a threshold target for our company-wide employee bonus compensation; and,

•                  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Settlement (gains) and other losses during the nine months ended September 30, 2009 relate to $9.0 million of recoveries of excess funds from our issuing banks for fee and chargeback recoveries and $1.2 million resulting from the settlement of certain litigation. Settlement (gains) and other losses during the nine months ended September 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million contingent loss related to a contractual dispute with a vendor.

The loss on extinguishment of debt during the three and nine months ended September 30, 2010 relates to the $0.7 million write-off of remaining capitalized debt issuance costs associated with our prior credit facility.

(2)                                  In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label “Adjusted Net Income” to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses and we believe it is an important metric that is useful to our board of directors, management and investors for the following reasons:

•                  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;

•                  Adjusted EBITDA does not reflect the significant interest expense, or the payments necessary to service interest payments on our debt;

•                  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements, one-time settlement gains and losses on the early extinguishment of long-term debt; and

•                  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA is not necessarily comparable to what other companies define as Adjusted EBITDA. In addition, Adjusted EBITDA is not a measure defined by U.S. GAAP and should not be considered as a substitute for or alternative to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

Settlement (gains) and other losses during the nine months ended September 30, 2009 relate to $9.0 million of recoveries of excess funds from our issuing banks for fee and chargeback recoveries and $1.2 million resulting from the settlement of certain litigation. Settlement (gains) and other losses during the nine months ended September 30, 2010 relate to a $3.5 million loss related to a patent infringement dispute and a $0.8 million contingent loss related to a contractual dispute with a vendor.

The loss on extinguishment of debt during the three and nine months ended September 30, 2010 relates to the $0.7 million write-off of remaining capitalized debt issuance costs associated with our prior credit facility.

(3)                                  Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.